Exhibit 99.1

Daseke Reports Results for Second-Quarter 2023 and Updates 2023 Outlook

Strong cash generation with asset-right strategy driving improvement in company loads, company miles, and company revenue

Second-Quarter 2023 Highlights (comparisons to first-quarter 2023)

•
Revenue of $407 million and revenue net of fuel surcharge of $362 million, growth of $8 million and $14 million, respectively, due to strong operational execution and a $0.05 rate per mile improvement
•
Operating ratio of 95% and adjusted operating ratio of 92%, improved from 97% and 93%, respectively
•
Net income improved to $6 million, or $0.07 earnings per diluted share attributable to common stockholders (EPS), compared to $1 million, or $0.05 loss per diluted share attributable to common stockholders
•
Adjusted net income improved to $12 million, or $0.20 Adjusted EPS, compared to $8 million, or $0.12 Adjusted EPS

Second-Quarter 2023 Highlights (comparisons to second-quarter 2022)

•
Revenue of $407 million and revenue net of fuel surcharge of $362 million, declines of 15% and 12%, respectively
•
Net income of $6 million, or $0.07 earnings per diluted share attributable to common stockholders (EPS), compared to $18 million, or $0.24 earnings per diluted share attributable to common stockholders
•
Adjusted net income was $12 million, or $0.20 Adjusted EPS, compared to $30 million, or $0.42 Adjusted EPS
•
Net cash provided by operating activities improved to $28 million and Free Cash Flow improved to $26 million, respectively, growth of $5 million and $11 million, respectively
•
Maintained significant liquidity of $198 million, consisting of $94 million cash balance and $104 million available under revolving credit facility, as of June 30, 2023, after taking decisive steps to reduce interest expense and reduce preferred dividends through:
o
Reduced term-loan balance with $50 million cash prepayment, decreased future interest expense
o
Redeemed all Series B-1 preferred shares (13% dividend rate) with $20 million of cash on hand, decreases future dividends

Addison, Texas – August 3, 2023 – Daseke, Inc. (NASDAQ: DSKE) (Daseke or the Company), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end markets, today reported financial results for the second quarter ended June 30, 2023 and provided an update to its 2023 outlook.

Management Commentary

Jonathan Shepko, Chief Executive Officer of Daseke commented, “During the second quarter, we generated encouraging sequential improvement across a number of key financial and operational metrics, despite the continuing pressures as the cycle troughs. Second quarter 2023 revenue of $407 million improved over the first quarter of 2023, with improvements in each of company miles, company tractor utilization, and rate per mile. At the same time, we progressed our commitment to enhancing our balance sheet—using excess cash to reduce higher cost components of our capital structure, thereby reducing gross debt, lowering ongoing costs, and enhancing EPS. We remain focused on improving our operational efficiency and leaning into our asset-right strategy to dampen the impact of the contracting freight environment from its historic highs of the second quarter of 2022."

"Looking to the second half of the year, our updated outlook assumes no substantive improvement in current freight market conditions. We expect load availability to remain tight but stable, and absent a deceleration in the wider economy, we expect freight rates to remain stifled in the near-term as capacity continues its slow exit from the industry. We expect current conditions to persist for the remainder of the third quarter, followed by a more gradual fourth-quarter slowdown, typical of the seasonality in our prior years. Thus, we anticipate that second half 2023 adjusted EBITDA will be within a range between 100% and 110% of that of first half 2023.”

2023 Current Outlook

•
Adjusted EBITDA of $200 million to $210 million, modestly lower than the previously guided range of $210 million to $220 million, primarily linked to
o
demand degradation in the building materials complex served by our Northwest flatbed operations, and
o
a shift in the resurgence of wind demand from the back-half of 2023 to 2024
•
Capital expenditures, net of property and equipment sales, $135 million to $145 million, unchanged from prior guidance, given
o
organic investments in company-tractors, which support the asset-right strategy and maintain a low average age of fleet thereby reducing maintenance costs

Second-Quarter 2023 Consolidated Financial Results (comparisons to second-quarter 2022)

Total revenue in the second quarter of 2023 ("current-year quarter") was $407.3 million compared to $481.3 million in the second quarter of 2022 ("prior-year quarter") as revenue gains from Daseke's intentional shift toward loading the company-owned fleet and incremental logistics service offerings were more than offset by revenue declines in owner-operator freight, brokerage, and fuel surcharge. Revenue declines in the current-year quarter included lower diesel prices that reduced fuel surcharge revenue, and the ongoing deceleration in available freight volumes and freight rates across the transportation industry. This deceleration in demand and its impact on freight rates was evident in the $0.29 rate per mile (RPM) decrease to $2.85. During the current-year quarter, Daseke responded to these trends by investing in additional company-owned tractors, expanding the company-driver team, and providing increased capacity to strategically prioritize loads on the company-owned fleet. These additions delivered the $3.1 million increase in company-freight revenue and the 10.6% increase in company miles driven to 59.3 million. Strong commercial efforts in the current-year quarter captured $1.0 million of incremental logistics revenue. Total miles driven increased 2.4% to 99.7 million, as an increase in company miles more than offset a decline in owner-operator miles.

Operating expenses were $386.2 million in the second quarter of 2023, reflecting a $62.3 million improvement over the prior-year quarter. Operating expense reductions included purchased freight, fuel, and impairments, partially offset by increases in salaries, wages, and employee benefits, as well as operations and maintenance expenses. Purchased freight expense decreased with the reduction in owner-operator miles and brokerage revenue. Increases in salaries, wages and employee benefits were primarily due to incremental driver compensation. Additional operations and maintenance expenses primarily resulted from the increase in company miles driven. The decline in total revenue outpaced the improvement in operating expenses in the current-year quarter and resulted in a consolidated operating ratio (OR) of 94.8%, compared to 93.2% in the prior-year quarter. The increase in OR was predominantly attributable to the revenue decline and operating expense increase in the Flatbed Solutions segment, mostly notably in our Northwest flatbed operations. Income from operations in the second quarter of 2023 was $21.1 million, compared to $32.8 million in the prior-year quarter, as the decline in total revenue exceeded the reduction in operating expenses. In the current-year quarter, Adjusted operating ratio (Adjusted OR, defined as Adjusted operating expenses, net of fuel surcharge, as a percentage of Net revenue) was 92.3%.

Net income for the second quarter of 2023 was $5.7 million, and after consideration of the Series A and Series B preferred stock dividends, net income attributable to common stockholders was $3.2 million, or $0.07 of EPS, compared to the prior-year quarter net income of $17.7 million and net income attributable to common stockholders of $16.3 million, or $0.24 of EPS. The reduction in net income was primarily attributable to the aforementioned decline in income from operations and $5.1 million of incremental net interest expense, offset by lower income tax expense. The $5.1 million of incremental net-interest expense primarily resulted from rising floating interest rates. With regard to EPS, approximately $0.09 of comparative period decline related to the incremental net-interest expense and the $1.3 million in cash dividends associated with Series B preferred shares issued in November of 2022. Adjusted primarily for stock-based compensation and business transformation expenses, in the current-year quarter, Adjusted net income was $11.9 million and Adjusted net income attributable to common stockholders was $9.4 million, or $0.20 of Adjusted EPS, compared to $30.0 million of Adjusted net income and $29.7 million of Adjusted net income attributable to common stockholders, or $0.42 of Adjusted EPS. In the second quarter of 2023, the Company reported Adjusted EBITDA of $52.5 million, compared to $70.8 million.

Second-Quarter 2023 Segment Results (comparisons to second-quarter 2022)

Specialized Solutions Segment– During the second quarter of 2023, Specialized Solutions segment revenue was $239.4 million, a $26.8 million decrease compared to the prior-year quarter. The $26.8 million decline was due primarily to lower fuel surcharge revenue of $12.8 million associated with lower diesel prices, and a $13.8 million decline in owner-operator freight and brokerage revenue. Correlating with the ongoing softness in load availability across the transportation industry, Specialized Segment total loads, which include brokerage, and total miles declined by 9.2% and 0.6%, respectively. Despite these market trends, company miles and company-loaded miles as a percent of total miles increased by 5.0% and 6.4%, respectively, as the Company prioritized asset productivity while also successfully executing its asset-right strategy. Strength in the agriculture, energy, mining, and aerospace end markets was more than offset by modest declines primarily in the high security cargo, construction, glass, and manufacturing end markets. In the current-year quarter, segment RPM was $3.33, $0.21 lower than the prior-year quarter and $0.02 higher than the first quarter of 2023, signaling a stabilizing rate environment.

Operating expenses were $222.0 million in the second quarter of 2023, reflecting a $29.8 million improvement compared to the prior-year quarter. Operating expense reductions included purchased freight, fuel, and a $7.8 million impairment ("Specialized Solutions impairment") in the prior-year quarter that did not recur in the current-year quarter, partially offset by increases in salaries, wages, and employee benefits, as well as operations and maintenance expenses. The improvement in operating expenses outpaced the decline in revenue in the current-year quarter and resulted in a 190 basis-point improvement in OR to 92.7%. Adjusted primarily for stock-based compensation, business transformation, severance, acquisition-related transaction expenses, and the Specialized Solutions impairment, in the current-year quarter, Adjusted OR was 90.4%, compared to 88.0%.

In the second quarter of 2023, net income increased to $8.0 million, from $6.4 million in the prior-year quarter, as the incremental income from operations, and lower tax expense improved net income. In the current-year quarter, Adjusted EBITDA was $33.4 million, compared to $39.7 million.

Flatbed Solutions Segment– During the second quarter of 2023, Flatbed Solutions revenue was $167.9 million, compared to $215.1 million, as increased company freight revenue was more than offset by lower brokerage, owner-operator freight, and fuel surcharge revenue. Company freight revenue increased 10.1%, with a 24.2% increase in miles driven due to the intentional shift to company trucks and 169 trucks added in the quarter, partially offset by a 11.4% decrease in the company RPM. Owner-operator freight decreased 16.7% due to decreases in miles driven and owner-operator RPM. Our asset-right strategy typically amplifies use of brokerage service in strong rate environments; accordingly, brokerage revenue decreased 52.5% in the current-year quarter. Despite ongoing challenges in the macro flatbed rate environment, illustrated by the 12.5% degradation in RPM to $2.38, Flatbed Solutions delivered a 1% increase in miles driven per truck to partially offset the RPM decline. As compared to the prior-year quarter, Flatbed Solutions increased its total miles driven by 5.1% and average length of haul by 6.5%, improved deadhead by 0.4%, and added 3.9% more trucks to the fleet, while maintaining a nearly flat unseated percentage. Strength primarily in the manufacturing end market was more than offset by declines primarily in the steel and construction end markets.

Operating expenses were $164.2 million in the second quarter of 2023, reflecting a $32.5 million improvement over the prior-year quarter. During the current-year quarter, the Company made the decision to no longer use a trade name of an operating segment within Flatbed Solutions resulting in a $1.5 million impairment ("Flatbed Solutions impairment"), which is included in operating expenses. Operating expense reductions included purchased freight and fuel, partially offset by increases in salaries, wages, and employee benefits, as well the Flatbed Solutions impairment. The decline in revenue outpaced improvement in operating expenses in the current-year quarter and resulted in a segment OR of 97.8%, compared to 91.4%. Adjusted primarily for the Flatbed Solutions impairment, stock-based compensation, amortization of intangibles, and business transformation expenses, Adjusted OR was 95.1%, compared to an Adjusted OR of 87.7%.

Segment net loss was $2.3 million in the second quarter of 2023, as lower expenses were more than offset by the revenue decline, compared to net income of $11.3 million. Adjusted EBITDA was $19.1 million.

Cash, Liquidity, and Capital Allocation Summary

During the current-year quarter, Daseke voluntarily reduced its term-loan balance with a $50.0 million cash prepayment, decreasing future interest expense and voluntarily redeemed all Series B-1 preferred shares (13% dividend rate) with $20.3 million of cash on hand, reducing future dividends. Subsequent to these financing activities, as of June 30, 2023, Daseke reported cash and cash equivalents of $93.7 million, as well as $104.3 million available under its revolving credit facility, for total available liquidity of $198.0 million. Total debt was $652.6 million as of June 30, 2023, $16.1 million lower than March 31, 2023. Daseke remains committed to a reduction in its total debt.

For the second quarter 2023, net cash provided by operating activities was $27.9 million, cash capital expenditures were $8.2 million, and cash proceeds from the sale of property and equipment were $6.2 million, resulting in Free Cash Flow of $25.9 million, reflecting improvement as compared to the prior-year quarter and supporting Daseke's debt reduction goal.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its second-quarter 2023 results and provide an update to its 2023 outlook. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, with this link: https://edge.media-server.com/mmc/p/q4wahgpq. An accompanying presentation is available on the Investors section of the Company’s website, www.daseke.com, under Events & Presentations. A replay of the conference call will be available a few hours after the event on the Investors section of the Company’s website, under Events & Presentations.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Segment Recast Information

During the fourth quarter of 2022, the Company began reporting segment results to its chief operating decision maker with intersegment revenues and expenses eliminated at the applicable reportable segment level, as well as corporate costs allocated to its two reportable segments, based upon respective reportable segment revenue. Previously, the Company had disclosed a corporate segment, which was not an operating segment and included certain acquisition transaction expenses, corporate salaries, interest expense, and other corporate administrative expenses and intersegment eliminations. As a result of this change, the Company has presented segment results recast for the three and six months ended June 30, 2022 in this news release. In addition, in the Reportable Segments Note in its upcoming Quarterly Report on Form 10-Q, the Company will present recast prior period segment results to reflect the allocated corporate and intersegment costs.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted income from operations, Adjusted net income (loss), Adjusted net income (loss) attributable to common stockholders, Adjusted EPS, Adjusted Operating Ratio, Free Cash Flow, and Net revenue.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), net income (loss) margin, income from operations, net income (loss) attributable to common stockholders, EPS, operating ratio, cash flows from operating activities, revenue, or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure, and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

The reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures are found in the tables below.

Adjusted EBITDA and Adjusted EBITDA Margin

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.

Previously, the Company defined Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. However, beginning with the first quarter of 2023, the Company revised the definition in order to remove the impact of fuel surcharge revenues, which is often volatile and eliminating the impact of this source of revenue affords a more consistent basis for comparing Adjusted EBITDA margin between periods. Adjusted EBITDA margin presented in this news release for the comparative period also has been adjusted based on the revised definition.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock and performance stock units. In addition, many of our performance stock units are classified as liabilities which vest upon the achievement of specific performance-based conditions related to the Company’s financial performance over a three-year period, modified based on the Company’s relative total stockholder return, all of which is difficult to predict and require quarterly adjustments to their fair value performed by outside specialists. The actual amount of the excluded stock-based compensation expense will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDA margin as key measures of the Company's performance and for business planning. Adjusted EBITDA and Adjusted EBITDA margin assist them in comparing the Company’s operating performance over various reporting periods on a consistent basis because they remove from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA and Adjusted EBITDA margin also allow the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and is also routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA and Adjusted EBITDA margin is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss), Adjusted Net Income (Loss) Attributable to Common Stockholders and Adjusted EPS

Daseke defines (i) Adjusted net income (loss) as net income (loss) adjusted for material items that management believes do not reflect our core operating performance, (ii) Adjusted net income (loss) attributable to common stockholders as the numerator for diluted EPS - adjusted net income available to common stockholders - two class method and (iii) Adjusted EPS as Adjusted net income (loss) available to common stockholders divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Income (Loss) from Operations and Adjusted Operating Ratio

The Company uses Adjusted income (loss) from operations and Adjusted OR as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted income (loss) from operations as (a) total revenue less (b) Adjusted operating expenses. The Company defines Adjusted operating expenses as total operating expenses, less material items that management believes do not reflect our core operating performance. The Company defines Adjusted OR as Adjusted operating expenses, less fuel surcharge revenue as a percentage of net revenue.

Previously, the Company defined Adjusted OR as Adjusted operating expenses as a percentage of total revenue. However, beginning with the first quarter of 2023, the Company revised the definition in order to remove the impact of fuel surcharge revenues, which is often volatile and eliminating the impact of this source of revenue affords a more consistent basis for comparing Adjusted OR between periods. Adjusted OR presented in this news release for the comparative period also has been adjusted based on the revised definition.

The Company’s board of directors and executive management team view these non-GAAP measures and their key drivers of revenue quality, growth, expense control, and operating efficiency as very important measures of the Company’s performance. These measures assist them in comparing the Company’s performance over various reporting periods on a consistent basis because they remove from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability. In addition, fuel surcharge revenue is often volatile and eliminating the impact of this source of revenue from Adjusted OR affords a more consistent basis for comparing this ratio between periods.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations, and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and repurchase stock.

Net Revenue

Daseke defines Net revenue as revenue less fuel surcharge (FSC). The Company’s board of directors and executive management team use Net revenue to help assess the Company’s revenue excluding the impact of fuel surcharge, which often fluctuates with fuel cost. The Company believes that the presentation of Net revenue is useful to investors because fuel surcharge is often volatile and eliminating the impact of this source of revenue affords a more consistent basis for comparing its revenue between periods.

Management’s View of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represents its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring and business transformation costs, severance, and all income and expenses related to the Aveda Transportation and Energy Services (Aveda) business. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operating performance in the same manner that management evaluates its core operating performance. While we have excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For example, we expect to continue to incur charges for restructuring and business transformation costs as the Company continues its strategic initiatives to integrate our operating companies into a subset of our highest-performing platform companies, which may also result in additional impairment charges and severance costs.

Although Daseke ceased generating revenues from its Aveda business and completed the wind-down of Aveda operations in 2020, the Company continued to recognize certain income and expenses from the Aveda business in 2022 and 2023. Such income and expenses relate primarily to, but are not limited to, workers compensation claims and insurance proceeds. The impact of the Aveda business is not material or meaningful to a discussion of the Company’s operating results or financial condition. Accordingly, the income and expenses from the Aveda business are considered as items that management believes do not reflect core operating performance. Such income and expenses can be identified in the non-GAAP reconciliations under the adjustment called Aveda expenses, net and Aveda operating expenses, net.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, business strategy and plans; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts, and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and recessionary economic cycles, changes in customers’ inventory levels and in the availability of funding for their working capital, disruptions in capital and credit markets, inflationary cost pressures and rising interest rates; the Company’s ability to adequately address downward pricing and other competitive pressures; the Company’s insurance or claims expense; driver shortages and increases in driver compensation or owner-operator contracted rates; fluctuations in the price or availability of diesel fuel; increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment; supply chain disruptions and constraints generally; seasonality and the impact of weather and other catastrophic events; the Company’s ability to secure the services of third-party capacity providers on competitive terms; loss of key personnel; a failure of the Company’s information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data or other security breach, or cybersecurity incidents; the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans; the Company’s ability to realize all of the intended benefits from acquisitions or investments; the Company’s ability to complete divestitures successfully; the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness and the Company’s ability to finance its capital requirements; changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general; the impact of governmental regulations and other governmental actions related to the Company and its operations; and litigation and governmental proceedings. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations

Adrianne D. Griffin

Vice President, Investor Relations and Treasurer

(469) 626-6980

investors@daseke.com

DASEKE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

(Dollars in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Company freight	$170.9	$167.8	$331.2	$323.8
Owner operator freight	112.8	137.9	225.0	267.7
Brokerage	63.2	91.9	123.8	170.1
Logistics	15.0	14.0	30.2	25.4
Fuel surcharge	45.4	69.7	96.9	115.3
Total revenue	407.3	481.3	807.1	902.3

Operating expenses:
Salaries, wages and employee benefits	106.1	97.2	211.3	194.7
Fuel	32.4	45.3	68.0	80.4
Operations and maintenance	43.3	41.1	85.4	76.4
Purchased freight	143.6	197.0	288.0	368.6
Administrative	16.2	17.7	35.0	35.0
Taxes and licenses	4.1	4.1	7.9	7.7
Insurance and claims	16.2	17.6	32.9	41.0
Acquisition-related transaction expenses	0.8	1.9	1.2	3.3
Depreciation and amortization	25.9	22.7	51.0	44.3
Gain on disposition of property and equipment	(3.2)	(4.5)	(8.4)	(9.1)
Impairment	1.5	7.8	1.5	7.8
Restructuring	(0.7)	0.6	0.3	1.2
Total operating expenses	386.2	448.5	774.1	851.3
Income from operations	21.1	32.8	33.0	51.0

Other expense (income):
Interest income	(1.2)	(0.7)	(2.6)	(0.8)
Interest expense	13.1	7.5	25.7	14.6
Change in fair value of warrant liability	—	—	—	(4.7)
Other	(0.3)	0.6	(0.5)	0.1
Total other expense	11.6	7.4	22.6	9.2

Income before income taxes	9.5	25.4	10.4	41.8
Income tax expense	3.8	7.7	4.2	11.1
Net income	5.7	17.7	6.2	30.7
Other comprehensive income (loss):
Foreign currency translation adjustments	0.6	(0.1)	0.5	(0.1)
Comprehensive income	$6.3	$17.6	$6.7	$30.6

Net income	$5.7	$17.7	$6.2	$30.7
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)	(2.4)	(2.5)
Less dividends to Series B perpetual preferred stockholders	(1.3)	—	(2.8)	—
Net income attributable to common stockholders	$3.2	$16.5	$1.0	$28.2
Earnings per common share:
Basic	$0.07	$0.26	$0.02	$0.44
Diluted	$0.07	$0.24	$0.02	$0.43
Weighted-average common shares outstanding:
Basic	45,521,935	63,470,040	45,333,840	63,182,277
Diluted	47,514,098	71,555,039	47,617,812	71,319,113
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$3.81	$3.81
Dividends declared per Series B perpetual preferred share	$18.00	$—	$39.94	$—

DASEKE, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share data)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$93.7	$153.4
Accounts receivable, net of allowance of $1.8 and $2.3 at June 30, 2023 and December 31, 2022, respectively	180.1	179.0
Drivers’ advances and other receivables	8.3	7.9
Other current assets	38.2	37.9
Total current assets	320.3	378.2

Property and equipment, net	532.4	488.3
Intangible assets, net	76.9	80.6
Goodwill	137.5	137.3
Right-of-use assets	98.3	107.6
Other non-current assets	2.9	3.4
Total assets	$1,168.3	$1,195.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14.1	$14.7
Accrued expenses and other liabilities	51.9	44.9
Accrued payroll, benefits and related taxes	30.9	30.8
Accrued insurance and claims	43.3	40.6
Current portion of long-term debt	90.3	78.4
Current operating lease liabilities	33.5	34.4
Total current liabilities	264.0	243.8

Line of credit	—	—
Long-term debt, net of current portion	557.3	582.3
Deferred tax liabilities	97.6	95.0
Non-current operating lease liabilities	71.0	79.6
Other non-current liabilities	1.9	1.7
Total liabilities	991.8	1,002.4

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000,000 total preferred shares authorized:
Series A convertible preferred stock, $0.0001 par value; 650,000 shares issued and outstanding with liquidation preference of $65.0 at June 30, 2023 and December 31, 2022	65.0	65.0
Series B perpetual preferred stock, $0.0001 par value; 47,597 shares issued and outstanding with liquidation preference of $47.6 at June 30, 2023 and 67,597 shares issued and outstanding with liquidation preference of $67.6 at December 31, 2022	47.6	67.6
Common stock, par value $0.0001 per share; 250,000,000 shares authorized, 45,650,941 and 45,028,041 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	295.1	293.1
Accumulated deficit	(231.3)	(232.3)
Accumulated other comprehensive income (loss)	0.1	(0.4)
Total stockholders’ equity	176.5	193.0
Total liabilities and stockholders’ equity	$1,168.3	$1,195.4

DASEKE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in millions)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities
Net income	$6.2	$30.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	47.9	40.9
Amortization of intangible assets	3.1	3.4
Amortization of deferred financing fees	1.3	0.6
Non-cash operating lease expense	(0.1)	(0.1)
Change in fair value of warrant liability	—	(4.7)
Stock-based compensation expense	7.0	6.4
Deferred taxes	2.2	1.1
Bad debt expense (recovery)	(0.3)	0.3
Gain on disposition of property and equipment	(8.4)	(9.1)
Impairment	1.5	7.8
Changes in operating assets and liabilities:
Accounts receivable	(0.6)	(46.1)
Drivers’ advances and other receivables	(0.3)	(4.7)
Other current assets	0.2	(3.9)
Accounts payable	0.2	3.2
Accrued expenses and other liabilities	(1.0)	26.1
Net cash provided by operating activities	58.9	51.9

Cash flows from investing activities
Purchases of property and equipment	(17.5)	(25.2)
Proceeds from sale of property and equipment	18.2	20.4
Cash paid for acquisitions, net of cash received	—	(19.3)
Net cash provided by (used in) investing activities	0.7	(24.1)

Cash flows from financing activities:
Advances on line of credit	801.6	876.6
Repayments on line of credit	(801.6)	(876.6)
Principal payments on long-term debt	(93.7)	(31.3)
Exercise of stock options, net	—	0.8
Exercise of warrants	—	9.4
Series A convertible preferred stock dividends	(2.5)	(2.5)
Series B perpetual preferred stock dividends	(3.4)	—
Series B perpetual preferred stock redemption	(20.0)	—
Net cash used in financing activities	(119.6)	(23.6)

Effect of exchange rates on cash and cash equivalents	0.3	0.3

Net (decrease) increase in cash and cash equivalents	(59.7)	4.5
Cash and cash equivalents – beginning of period	153.4	147.5
Cash and cash equivalents – end of period	$93.7	$152.0

DASEKE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)

(Unaudited)

(Dollars in millions)

	Six Months Ended
	June 30,
	2023	2022
Supplemental disclosure of cash flow information
Cash paid for interest	$24.4	$14.3
Cash paid for income taxes	$1.8	$14.0

Noncash investing and financing activities
Property and equipment acquired with debt or finance lease obligations	$78.8	$41.3
Right-of-use assets acquired	$9.7	$18.7
Accrued share repurchase excise taxes	$0.2	$—

Daseke, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$27.9	$22.7	$58.9	$51.9
Purchases of property and equipment	(8.2)	(16.4)	(17.5)	(25.2)
Proceeds from sale of property and equipment	6.2	8.9	18.2	20.4
Free Cash Flow	$25.9	$15.2	$59.6	$47.1

Daseke, Inc. and Subsidiaries
Consolidated Supplemental Information
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended June 30,
	2023		2022		Change
	Amount	%	Amount	%	Absolute	Relative
REVENUE:
Company freight	$170.9	42.0%	$167.8	34.9%	$3.1	1.8%
Owner operator freight	112.8	27.7	137.9	28.7	(25.1)	(18.2)
Brokerage	63.2	15.5	91.9	19.1	(28.7)	(31.2)
Logistics	15.0	3.7	14.0	2.9	1.0	7.1
Fuel surcharge	45.4	11.1	69.7	14.4	(24.3)	(34.9)
Total revenue	$407.3	100.0%	$481.3	100.0%	$(74.0)	(15.4)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$106.1	26.0%	$97.2	20.2%	$8.9	9.2%
Fuel	32.4	8.0	45.3	9.4	(12.9)	(28.5)
Operations and maintenance	43.3	10.6	41.1	8.5	2.2	5.4
Purchased freight	143.6	35.3	197.0	40.9	(53.4)	(27.1)
Administrative	16.2	4.0	17.7	3.7	(1.5)	(8.5)
Taxes and licenses	4.1	1.0	4.1	0.9	—	—
Insurance and claims	16.2	4.0	17.6	3.7	(1.4)	(8.0)
Acquisition-related transaction expenses	0.8	0.2	1.9	0.4	(1.1)	(57.9)
Depreciation and amortization	25.9	6.4	22.7	4.7	3.2	14.1
Gain on disposition of revenue property and equipment	(3.2)	(0.8)	(4.5)	(0.9)	1.3	(28.9)
Impairment	1.5	0.4	7.8	1.6	(6.3)	(80.8)
Restructuring	(0.7)	(0.2)	0.6	0.1	(1.3)	(216.7)
Total operating expenses	$386.2	94.8%	$448.5	93.2%	$(62.3)	(13.9)%

INCOME FROM OPERATIONS	$21.1	5.2%	$32.8	6.8%	$(11.7)	(35.7)%
ADJUSTED INCOME FROM OPERATIONS(1)	$27.9	6.8%	$49.9	10.4%	$(22.0)	(44.1)%

Other expense (income):
Interest income	$(1.2)	(0.3)%	$(0.7)	(0.1)%	$(0.5)	71.4%
Interest expense	13.1	3.2	7.5	1.6	5.6	74.7
Other	(0.3)	(0.1)	0.6	0.1	(0.9)	(150.0)
Total other expense	$11.6	2.8%	$7.4	1.5%	$4.2	56.8%

Income before income taxes	$9.5	2.3%	$25.4	5.3%	$(15.9)	(62.6)%
Income tax expense	3.8	0.9	7.7	1.6	(3.9)	(50.6)
Net income	$5.7	1.4	$17.7	3.7	$(12.0)	(67.8)

OPERATING STATISTICS:
Company miles	59.3		53.6		5.7	10.6%
Owner operator miles	40.4		43.8		(3.4)	(7.8)
Total miles (in millions)(2)	99.7		97.4		2.3	2.4%

Rate per mile(3)	$2.85		$3.14		$(0.29)	(9.2)%
Revenue per tractor(4)	$58,600		$65,800		$(7,200)	(10.9)
Operating ratio	94.8%		93.2%
Adjusted Operating Ratio(5)	92.3%		87.9%

Company owned tractors, at quarter-end	2,984		2,652		332	12.5%
Owner operator tractors, at quarter-end	1,877		2,038		(161)	(7.9)
Number of trailers, at quarter-end	10,886		11,050		(164)	(1.5)%

Company owned tractors, average for the quarter	2,956		2,610		346	13.3%
Owner operator tractors, average for the quarter	1,883		2,039		(156)	(7.7)
Total tractors, average for the quarter	4,839		4,649		190	4.1%

(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Consolidated Supplemental Information
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Six Months Ended June 30,
	2023		2022		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE:
Company freight	$331.2	41.0%	$323.8	35.9%	$7.4	2.3%
Owner operator freight	225.0	27.9	267.7	29.7	(42.7)	(16.0)
Brokerage	123.8	15.3	170.1	18.9	(46.3)	(27.2)
Logistics	30.2	3.7	25.4	2.8	4.8	18.9
Fuel surcharge	96.9	12.1	115.3	12.7	(18.4)	(16.0)
Total revenue	$807.1	100.0%	$902.3	100.0%	$(95.2)	(10.6)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$211.3	26.2%	$194.7	21.6%	$16.6	8.5%
Fuel	68.0	8.4	80.4	8.9	(12.4)	(15.4)
Operations and maintenance	85.4	10.6	76.4	8.5	9.0	11.8
Purchased freight	288.0	35.7	368.6	40.9	(80.6)	(21.9)
Administrative	35.0	4.3	35.0	3.9	—	—
Taxes and licenses	7.9	1.0	7.7	0.9	0.2	2.6
Insurance and claims	32.9	4.1	41.0	4.5	(8.1)	(19.8)
Acquisition-related transaction expenses	1.2	0.1	3.3	0.4	(2.1)	(63.6)
Depreciation and amortization	51.0	6.3	44.3	4.9	6.7	15.1
Gain on disposition of revenue property and equipment	(8.4)	(1.0)	(9.1)	(1.0)	0.7	(7.7)
Impairment	1.5	0.2	7.8	0.9	(6.3)	(80.8)
Restructuring charges	0.3	—	1.2	0.1	(0.9)	(75.0)
Total operating expenses	$774.1	95.9%	$851.3	94.3%	$(77.2)	(9.1)%

INCOME FROM OPERATIONS	$33.0	4.1%	$51.0	5.7%	$(18.0)	(35.3)%
ADJUSTED INCOME FROM OPERATIONS(1)	50.9	6.3	79.3	8.8	(28.4)	(35.8)

Other expense:
Interest income	$(2.6)	(0.3)%	$(0.8)	(0.1)%	$(1.8)	225.0%
Interest expense	25.7	3.2	14.6	1.6	11.1	76.0
Change in fair value of warrant liability	—	—	(4.7)	(0.5)	4.7	(100.0)
Other	(0.5)	(0.1)	0.1	—	(0.6)	(600.0)
Total other expense	$22.6	2.8%	$9.2	1.0%	$13.4	145.7%

Income before income taxes	10.4	1.3%	41.8	4.6%	(31.4)	(75.1)%
Income tax expense	4.2	0.5	11.1	1.2	(6.9)	(62.2)
Net income	$6.2	0.8	$30.7	3.4	$(24.5)	(79.8)

OPERATING STATISTICS:
Company miles	116.1		105.3		10.8	10.3%
Owner operator miles	80.8		88.7		(7.9)	(8.9)
Total miles (in millions)(2)	196.9		194.0		2.9	1.5%

Rate per mile(3)	$2.82		$3.05		$(0.23)	(7.5)%
Revenue per tractor(4)	$114,400		$127,700		$(13,300)	(10.4)
Operating ratio	95.9%		94.3%
Adjusted operating ratio(5)	92.8%		89.9%

Company owned tractors, at period-end	2,984		2,652		332	12.5%
Owner operator tractors, at period-end	1,877		2,038		(161)	(7.9)
Number of trailers, at period-end	10,886		11,050		(164)	(1.5)%

Company owned tractors, average for the period	2,943		2,583		360	13.9%
Owner operator tractors, average for the period	1,920		2,049		(129)	(6.3)
Total tractors, average for the period	4,863		4,632		231	5.0%
(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended June 30,
	2023		2022		Change
	Amount	%	Amount	%	Absolute	Relative
REVENUE:
Company freight	$123.9	51.8%	$125.1	47.0%	$(1.2)	(1.0)%
Owner operator freight	38.1	15.9	48.2	18.1	(10.1)	(21.0)
Brokerage	40.6	17.0	44.3	16.6	(3.7)	(8.4)
Logistics	13.9	5.8	12.9	4.8	1.0	7.8
Fuel surcharge	22.9	9.5	35.7	13.5	(12.8)	(35.9)
Total revenue	$239.4	100.0%	$266.2	100.0%	$(26.8)	(10.1)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$71.2	29.7	$67.6	25.4%	$3.6	5.3%
Fuel	22.5	9.4	33.0	12.4	(10.5)	(31.8)
Operations and maintenance	30.4	12.7	29.7	11.2	0.7	2.4
Purchased freight	63.1	26.4	76.7	28.8	(13.6)	(17.7)
Depreciation and amortization	13.4	5.6	13.1	4.9	0.3	2.3
Impairment	—	—	7.8	2.9	(7.8)	(100.0)
Restructuring	(0.4)	(0.2)	0.5	0.2	(0.9)	(180.0)
Other operating expenses	21.8	9.1	23.4	8.8	(1.6)	(6.8)
Total operating expenses	$222.0	92.7%	$251.8	94.6%	$(29.8)	(11.8)%
INCOME FROM OPERATIONS	$17.4	7.3%	$14.4	5.4%	$3.0	20.8%
ADJUSTED INCOME FROM OPERATIONS(1)	$20.8	8.7%	$27.6	10.4%	$(6.8)	(24.6)%

OPERATING STATISTICS:
Company miles	39.8		37.9		1.9	5.0%
Owner operator miles	8.8		11.0		(2.2)	(20.0)
Total miles (in millions)(2)	48.6		48.9		(0.3)	(0.6)

Rate per mile(3)	$3.33		$3.54		$(0.21)	(5.9)%
Revenue per tractor(4)	$66,800		$74,500		$(7,700)	(10.3)
Operating ratio	92.7%		94.6%
Adjusted Operating Ratio(5)	90.4%		88.0%

Company owned tractors, at quarter-end	2,050		1,871		179	9.6%
Owner operator tractors, at quarter-end	381		460		(79)	(17.2)
Number of trailers, at quarter-end	7,065		7,171		(106)	(1.5)

Company owned tractors, average for the quarter	2,036		1,860		176	9.5%
Owner operator tractors, average for the quarter	389		467		(78)	(16.7)
Total tractors, average for the quarter	2,425		2,327		98	4.2

(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Six Months Ended June 30,
	2023		2022		Increase (Decrease)
	$	%	$	%	Absolute	Relative
REVENUE:
Company freight	$239.3	50.9%	$239.8	48.7%	$(0.5)	(0.2)%
Owner operator freight	76.4	16.3	90.3	18.3	(13.9)	(15.4)
Brokerage	77.8	16.5	81.3	16.5	(3.5)	(4.3)
Logistics	28.1	6.0	23.3	4.7	4.8	20.6
Fuel surcharge	48.5	10.3	58.1	11.8	(9.6)	(16.5)
Total revenue	$470.1	100.0%	$492.8	100.0%	$(22.7)	(4.6)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$141.8	30.2%	$133.7	27.1%	$8.1	6.1%
Fuel	47.6	10.1	58.1	11.8	(10.5)	(18.1)
Operations and maintenance	60.5	12.9	54.6	11.1	5.9	10.8
Purchased freight	124.4	26.5	141.3	28.7	(16.9)	(12.0)
Depreciation and amortization	26.4	5.6	25.6	5.2	0.8	3.1
Impairment	—	—	7.8	1.6	(7.8)	(100.0)
Restructuring	0.3	0.1	0.9	0.2	(0.6)	(66.7)
Other operating expenses	43.0	9.1	47.6	9.7	(4.6)	(9.7)
Total operating expenses	$444.0	94.4%	$469.6	95.3%	$(25.6)	(5.5)%
INCOME FROM OPERATIONS	$26.1	5.6%	$23.2	4.7%	$2.9	12.5%
ADJUSTED INCOME FROM OPERATIONS(1)	$36.3	7.7%	$43.2	8.8%	$(6.9)	(16.0)%

OPERATING STATISTICS:
Company miles	77.5		73.8		3.7	5.0%
Owner operator miles	17.6		21.6		(4.0)	(18.5)
Total miles (in millions)(2)	95.1		95.4		(0.3)	(0.3)

Rate per mile(3)	$3.32		$3.46		$(0.14)	(4.0)%
Revenue per tractor(4)	$129,200		$143,100		$(13,900)	(9.7)
Operating ratio	94.4%		95.3%
Adjusted Operating Ratio(5)	91.4%		90.1%

Company owned tractors, at period-end	2,050		1,871		179	9.6%
Owner operator tractors, at period-end	381		460		(79)	(17.2)
Number of trailers, at period-end	7,065		7,171		(106)	(1.5)

Company owned tractors, average for the period	2,033		1,830		203	11.1%
Owner operator tractors, average for the period	411		476		(65)	(13.7)
Total tractors, average for the period	2,444		2,306		138	6.0

(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended June 30,
	2023		2022		Change
	Amount	%	Amount	%	Absolute	Relative
REVENUE:
Company freight	$47.0	28.0%	$42.7	19.9%	$4.3	10.1%
Owner operator freight	74.7	44.5	89.7	41.7	(15.0)	(16.7)
Brokerage	22.6	13.5	47.6	22.1	(25.0)	(52.5)
Logistics	1.1	0.7	1.1	0.5	—	—
Fuel surcharge	22.5	13.3	34.0	15.8	(11.5)	(33.8)
Total revenue	$167.9	100.0%	$215.1	100.0%	$(47.2)	(21.9)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$34.9	20.8%	$29.6	13.8%	$5.3	17.9%
Fuel	9.9	5.9	12.3	5.7	(2.4)	(19.5)
Operations and maintenance	12.9	7.7	11.4	5.3	1.5	13.2
Purchased freight	80.5	47.9	120.3	55.9	(39.8)	(33.1)
Depreciation and amortization	12.5	7.4	9.6	4.5	2.9	30.2
Impairment	1.5	0.9	—	—	1.5	100.0
Restructuring	(0.3)	(0.2)	0.1	—	(0.4)	(400.0)
Other operating expenses	12.3	7.3	13.4	6.2	(1.1)	(8.2)
Total operating expenses	$164.2	97.8%	$196.7	91.4%	$(32.5)	(16.5)%
INCOME FROM OPERATIONS	$3.7	2.2%	$18.4	8.6%	$(14.7)	(79.9)%
ADJUSTED INCOME FROM OPERATIONS(1)	$7.1	4.2%	$22.3	10.4%	$(15.2)	(68.2)%

OPERATING STATISTICS:
Company miles	19.5		15.7		3.8	24.2%
Owner operator miles	31.6		32.9		(1.3)	(4.0)
Total miles (in millions)(2)	51.1		48.6		2.5	5.1

Rate per mile(3)	$2.38		$2.72		$(0.34)	(12.5)%
Revenue per tractor(4)	$50,400		$57,000		$(6,600)	(11.6)
Operating ratio	97.8%		91.4%
Adjusted Operating Ratio(5)	95.1%		87.7%

Company owned tractors, at quarter-end	934		781		153	19.6%
Owner operator tractors, at quarter-end	1,496		1,578		(82)	(5.2)
Number of trailers, at quarter-end	3,821		3,879		(58)	(1.5)

Company owned tractors, average for the quarter	920		751		169	22.5%
Owner operator tractors, average for the quarter	1,494		1,572		(78)	(5.0)
Total tractors, average for the quarter	2,414		2,323		91	3.9

(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Six Months Ended June 30,
	2023		2022		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE:
Company freight	$91.9	27.3%	$84.0	20.5%	$7.9	9.4%
Owner operator freight	148.6	44.1	177.4	43.3	(28.8)	(16.2)
Brokerage	46.0	13.6	88.8	21.7	(42.8)	(48.2)
Logistics	2.1	0.6	2.1	0.5	—	—
Fuel surcharge	48.4	14.4	57.2	14.0	(8.8)	(15.4)
Total revenue	$337.0	100.0%	$409.5	100.0%	$(72.5)	(17.7)%

OPERATING EXPENSES:
Salaries, wages and employee benefits	$69.5	20.6%	$61.0	14.9	$8.5	13.9%
Fuel	20.4	6.1	22.3	5.4	(1.9)	(8.5)
Operations and maintenance	24.9	7.4	21.8	5.3	3.1	14.2
Purchased freight	163.6	48.5	227.3	55.5	(63.7)	(28.0)
Depreciation and amortization	24.6	7.3	18.7	4.6	5.9	31.6
Impairment	1.5	0.4	—	—	1.5	100.0
Restructuring	—	—	0.3	0.1	(0.3)	(100.0)
Other operating expenses	25.6	7.6	30.3	7.4	(4.7)	(15.5)
Total operating expenses	$330.1	98.0%	$381.7	93.2%	$(51.6)	(13.5)%
INCOME FROM OPERATIONS	$6.9	2.0%	$27.8	6.8%	$(20.9)	(75.2)%
ADJUSTED INCOME FROM OPERATIONS(1)	$14.6	4.3%	$36.1	8.8%	$(21.5)	(59.6)%

OPERATING STATISTICS:
Company miles	38.6		31.5		7.1	22.5%
Owner operator miles	63.2		67.1		(3.9)	(5.8)
Total miles (in millions)(2)	101.8		98.6		3.2	3.2

Rate per mile(3)	$2.36		$2.65		$(0.29)	(10.9)%
Revenue per tractor(4)	$99,400		$112,400		$(13,000)	(11.6)
Operating ratio	98.0%		93.2%
Adjusted Operating Ratio(5)	94.9%		89.8%

Company owned tractors, at period-end	934		781		153	19.6%
Owner operator tractors, at period-end	1,496		1,578		(82)	(5.2)
Number of trailers, at period-end	3,821		3,879		(58)	(1.5)

Company owned tractors, average for the period	910		753		157	20.8%
Owner operator tractors, average for the period	1,509		1,573		(64)	(4.1)
Total tractors, average for the period	2,419		2,326		93	4.0

(1) Refer to Reconciliation of Income from Operations to Adjusted Income from Operations.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.
(3) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner operator miles driven in the period.
(4) Revenue per tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner operator tractors.
(5) Refer to Reconciliation of Operating Ratio to Adjusted Operating Ratio.

Daseke, Inc. and Subsidiaries
Reconciliation of Revenue to Net Revenue
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Income from Operations to Adjusted Income from Operations
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2023	2022	2023	2022	2023	2022
	Consolidated		Flatbed Solutions		Specialized Solutions
Revenue	$407.3	$481.3	$167.9	$215.1	$239.4	$266.2
Less: Fuel surcharge revenue	(45.4)	(69.7)	(22.5)	(34.0)	(22.9)	(35.7)
Net Revenue	$361.9	$411.6	$145.4	$181.1	$216.5	$230.5

Revenue	$407.3	$481.3	$167.9	$215.1	$239.4	$266.2
Operating expenses	386.2	448.5	164.2	196.7	222.0	251.8
Income from Operations	$21.1	$32.8	$3.7	$18.4	$17.4	$14.4
Operating ratio	94.8%	93.2%	97.8%	91.4%	92.7%	94.6%

Stock-based compensation	1.9	2.2	0.8	1.0	1.1	1.2
Impairment	1.5	7.8	1.5	—	—	7.8
Acquisition-related transaction expenses	0.8	1.9	0.3	0.9	0.5	1.0
Restructuring	(0.7)	0.6	(0.3)	0.1	(0.4)	0.5
Business transformation	0.9	2.6	0.4	1.0	0.5	1.6
Severance	0.8	0.4	0.1	0.1	0.7	0.3
Amortization of intangible assets	1.6	1.7	0.6	0.8	1.0	0.9
Aveda operating expenses, net	—	(0.1)	—	—	—	(0.1)
Adjusted operating expenses	379.4	431.4	160.8	192.8	218.6	238.6
Adjusted Income from Operations	$27.9	$49.9	$7.1	$22.3	$20.8	$27.6

Net Revenue	$361.9	$411.6	$145.4	$181.1	$216.5	$230.5
Adjusted operating expenses	379.4	431.4	160.8	192.8	218.6	238.6
Less: Fuel surcharge revenue	(45.4)	(69.7)	(22.5)	(34.0)	(22.9)	(35.7)
Adjusted operating expenses, net of fuel surcharge	$334.0	$361.7	$138.3	$158.8	$195.7	$202.9
Adjusted Operating Ratio	92.3%	87.9%	95.1%	87.7%	90.4%	88.0%

Daseke, Inc. and Subsidiaries
Reconciliation of Revenue to Net revenue
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Income from Operations to Adjusted Income from Operations
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022
	Consolidated		Flatbed Solutions		Specialized Solutions
Revenue	$807.1	$902.3	$337.0	$409.5	$470.1	$492.8
Less: Fuel surcharge revenue	(96.9)	(115.3)	(48.4)	(57.2)	(48.5)	(58.1)
Net revenue	$710.2	$787.0	$288.6	$352.3	$421.6	$434.7

Revenue	$807.1	$902.3	$337.0	$409.5	$470.1	$492.8
Operating expenses	774.1	851.3	330.1	381.7	444.0	469.6
Income from Operations	$33.0	$51.0	$6.9	$27.8	$26.1	$23.2
Operating ratio	95.9%	94.3%	98.0%	93.2%	94.4%	95.3%

Stock-based compensation	7.0	6.4	2.9	2.8	4.1	3.6
Impairment	1.5	7.8	1.5	—	—	7.8
Acquisition-related transaction expenses	1.2	3.3	0.5	1.4	0.7	1.9
Restructuring	0.3	1.2	—	0.3	0.3	0.9
Business transformation	3.7	5.0	1.5	2.1	2.2	2.9
Impaired lease termination	—	(0.1)	—	—	—	(0.1)
Severance	0.9	0.4	0.1	0.1	0.8	0.3
Amortization of intangible assets	3.1	3.4	1.2	1.6	1.9	1.8
Aveda operating expenses, net	0.2	0.9	—	—	0.2	0.9
Adjusted operating expenses	756.2	823.0	322.4	373.4	433.8	449.6
Adjusted Income from Operations	$50.9	$79.3	$14.6	$36.1	$36.3	$43.2

Net Revenue	$710.2	$787.0	$288.6	$352.3	$421.6	$434.7
Adjusted operating expenses	756.2	823.0	322.4	373.4	433.8	449.6
Less: Fuel surcharge revenue	(96.9)	(115.3)	(48.4)	(57.2)	(48.5)	(58.1)
Adjusted operating expenses, net of fuel surcharge	$659.3	$707.7	$274.0	$316.2	$385.3	$391.5
Adjusted Operating Ratio	92.8%	89.9%	94.9%	89.8%	91.4%	90.1%

Daseke, Inc. and Subsidiaries
Reconciliation of Revenue to Net Revenue
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Income from Operations to Adjusted Income from Operations
(Unaudited)
(Dollars in millions)

Three Months Ended March 31,
2023
Revenue	$399.8
Less: Fuel surcharge revenue	(51.5)
Net Revenue	$348.3

Revenue	$399.8
Operating expenses	387.9
Income from Operations	$11.9
Operating ratio	97.0%

Stock-based compensation	5.1
Acquisition-related transaction expenses	0.4
Restructuring charges	1.0
Business transformation	2.9
Severance	0.1
Amortization of intangible assets	1.5
Aveda operating expenses, net	0.1
Adjusted operating expenses	376.8
Adjusted Income from Operations	$23.0

Net Revenue	$348.3
Adjusted operating expenses	376.8
Less: Fuel surcharge revenue	(51.5)
Adjusted operating expenses, net of fuel surcharge	$325.3
Adjusted Operating Ratio	93.4%

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30, 2023			June 30, 2023
	Flatbed Solutions	Specialized Solutions	Consolidated	Flatbed	Specialized	Consolidated
Net income (loss)	$(2.3)	$8.0	$5.7	$(3.9)	$10.1	$6.2
Depreciation and amortization	12.5	13.4	25.9	24.6	26.4	51.0
Interest income	(0.5)	(0.7)	(1.2)	(1.2)	(1.4)	(2.6)
Interest expense	5.6	7.5	13.1	10.8	14.9	25.7
Income tax expense	1.0	2.8	3.8	1.2	3.0	4.2
Stock-based compensation	0.8	1.1	1.9	2.9	4.1	7.0
Restructuring	(0.3)	(0.4)	(0.7)	—	0.3	0.3
Impairment	1.5	—	1.5	1.5	—	1.5
Acquisition-related transaction expenses	0.3	0.5	0.8	0.5	0.7	1.2
Business transformation	0.4	0.5	0.9	1.5	2.2	3.7
Severance	0.1	0.7	0.8	0.1	0.8	0.9
Aveda expenses, net	—	—	—	—	0.2	0.2
Adjusted EBITDA	$19.1	$33.4	$52.5	$38.0	$61.3	$99.3
Total revenue	167.9	239.4	407.3	337.0	470.1	807.1
Net revenue	145.4	216.5	361.9	288.6	421.6	710.2
Net income (loss) margin	(1.4)%	3.3%	1.4%	(1.2)%	2.1%	0.8%
Adjusted EBITDA margin	13.1%	15.4%	14.5%	13.2%	14.5%	14.0%

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA by Segment
Reconciliation of Net Income Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30, 2022			June 30, 2022
	Flatbed Solutions	Specialized Solutions	Consolidated	Flatbed	Specialized	Consolidated
Net income	$11.3	$6.4	$17.7	$18.2	$12.5	$30.7
Depreciation and amortization	9.6	13.1	22.7	18.7	25.6	44.3
Interest income	(0.1)	(0.6)	(0.7)	(0.2)	(0.6)	(0.8)
Interest expense	3.2	4.3	7.5	6.4	8.2	14.6
Income tax expense	4.0	3.7	7.7	5.7	5.4	11.1
Stock-based compensation	1.0	1.2	2.2	2.8	3.6	6.4
Restructuring	0.1	0.5	0.6	0.3	0.9	1.2
Impairment	—	7.8	7.8	—	7.8	7.8
Acquisition-related transaction expenses	0.9	1.0	1.9	1.4	1.9	3.3
Business transformation	1.0	1.6	2.6	2.1	2.9	5.0
Impaired lease termination	—	—	—	—	(0.1)	(0.1)
Severance	0.1	0.3	0.4	0.1	0.3	0.4
Change in fair value of warrant liability	—	—	—	(2.1)	(2.6)	(4.7)
Aveda expenses, net	—	0.4	0.4	—	1.2	1.2
Adjusted EBITDA	$31.1	$39.7	$70.8	$53.4	$67.0	$120.4
Total revenue	215.1	266.2	481.3	409.5	492.8	902.3
Net revenue	181.1	230.5	411.6	352.3	434.7	787.0
Net income margin	5.3%	2.4%	3.7%	4.4%	2.5%	3.4%
Adjusted EBITDA margin	17.2%	17.2%	17.2%	15.2%	15.4%	15.3%

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
Reconciliation of EPS to Adjusted EPS
(Unaudited)
(Dollars in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$5.7	$17.7	$6.2	30.7
Adjusted for:
Income tax expense	3.8	7.7	4.2	11.1
Income before income taxes	9.5	25.4	10.4	41.8
Add:
Stock-based compensation	1.9	2.2	7.0	6.4
Impairment	1.5	7.8	1.5	7.8
Restructuring	(0.7)	0.6	0.3	1.2
Business transformation	0.9	2.6	3.7	5.0
Severance	0.8	0.4	0.9	0.4
Impaired lease termination	—	—	—	(0.1)
Acquisition-related transaction expenses	0.8	1.9	1.2	3.3
Amortization of intangible assets	1.6	1.7	3.1	3.4
Write-off of unamortized deferred financing fees	0.7	—	0.7	—
Change in fair value of warrant liability	—	—	—	(4.7)
Aveda expenses, net	—	0.4	0.2	1.2
Adjusted income before income taxes	17.0	43.0	29.0	65.7
Income tax expense at adjusted effective rate	(5.1)	(13.0)	(8.8)	(18.7)
Adjusted Net Income	$11.9	$30.0	$20.2	$47.0

Net income	$5.7	$17.7	$6.2	$30.7
Less Series A preferred dividends	(1.2)	(1.2)	(2.4)	(2.5)
Less Series B preferred dividends	(1.3)	—	(2.8)	—
Net income attributable to common stockholders	3.2	16.5	1.0	28.2
Allocation of earnings to non-vested participating restricted stock units	—	(0.2)	—	(0.3)
Numerator for basic EPS - net income available to common stockholders - two class method	$3.2	$16.3	$1.0	$27.9
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$1.2	$—	$2.5
Add back allocation earnings to participating securities	—	0.2	—	0.3
Reallocation of earnings to participating securities considering potentially dilutive securities	—	(0.2)	—	(0.3)
Numerator for diluted EPS - net income available to common stockholders - two class method	$3.2	$17.5	$1.0	$30.4

Daseke, Inc. and Subsidiaries
Reconciliation of EPS to Adjusted EPS (continued)
(Unaudited)
(Dollars in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Adjusted Net Income	$11.9	$30.0	$20.2	$47.0
Less Series A preferred dividends	(1.2)	(1.2)	(2.4)	(2.5)
Less Series B preferred dividends	(1.3)	—	(2.8)	—
Allocation of earnings to non-vested participating restricted stock units	—	(0.3)	—	(0.5)
Numerator for basic EPS - adjusted net income available to common stockholders - two class method	$9.4	$28.5	$15.0	$44.0
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$1.2	$—	$2.5
Add back allocation earnings to participating securities	—	0.3	—	0.5
Reallocation of earnings to participating securities considering potentially dilutive securities	—	(0.3)	—	(0.5)
Numerator for diluted EPS - adjusted net income available to common stockholders - two class method	$9.4	$29.7	$15.0	$46.5

Basic EPS
EPS	$0.07	$0.26	$0.02	$0.44
Adjusted EPS	$0.21	$0.45	$0.33	$0.70
Diluted EPS
EPS	$0.07	$0.24	$0.02	$0.43
Adjusted EPS	$0.20	$0.42	$0.32	$0.65
Weighted-average common shares outstanding:
Basic	45,521,935	63,470,040	45,333,840	63,182,277
Basic - adjusted	45,521,935	63,470,040	45,333,840	63,182,277
Diluted	47,514,098	71,555,039	47,617,812	71,319,113
Diluted - adjusted	47,514,098	71,555,039	47,617,812	71,319,113

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
Reconciliation of EPS to Adjusted EPS
(Unaudited)
(Dollars in millions, except per share data)

Three Months Ended March 31,
2023
Net income	$0.5
Adjusted for:
Income tax expense	0.4
Income before income taxes	0.9
Add:
Stock-based compensation	5.1
Restructuring charges	1.0
Business transformation	2.9
Severance	0.1
Acquisition-related transaction expenses	0.4
Amortization of intangible assets	1.5
Change in fair value of warrant liability	—
Aveda expenses, net	0.1
Adjusted income before income taxes	12.0
Income tax expense at adjusted effective rate	(3.7)
Adjusted Net Income	$8.3

Net income	$0.5
Less Series A preferred dividends	(1.2)
Less Series B preferred dividends	(1.5)
Net income attributable to common stockholders	(2.2)
Allocation of earnings to non-vested participating restricted stock units	—
Numerator for basic EPS - net loss available to common stockholders - two class method	$(2.2)
Effect of dilutive securities:
Add back Series A preferred dividends	$—
Add back allocation earnings to participating securities	—
Reallocation of earnings to participating securities considering potentially dilutive securities	—
Numerator for diluted EPS - net loss available to common stockholders - two class method	$(2.2)

Daseke, Inc. and Subsidiaries
Reconciliation of EPS to Adjusted EPS (continued)
(Unaudited)
(Dollars in millions, except per share data)

Three Months Ended March 31,
2023
Adjusted Net Income	$8.3
Less Series A preferred dividends	(1.2)
Less Series B preferred dividends	(1.5)
Allocation of earnings to non-vested participating restricted stock units	—
Numerator for basic EPS - adjusted net income available to common stockholders - two class method	$5.6
Effect of dilutive securities:
Add back Series A preferred dividends	$—
Add back allocation earnings to participating securities	—
Reallocation of earnings to participating securities considering potentially dilutive securities	—
Numerator for diluted EPS - adjusted net income available to common stockholders - two class method	$5.6

Basic EPS
EPS	$(0.05)
Adjusted EPS	$0.12
Diluted EPS
EPS	$(0.05)
Adjusted EPS	$0.12
Weighted-average common shares outstanding:
Basic	45,143,654
Basic - adjusted	45,143,654
Diluted	45,143,654
Diluted - adjusted	47,722,758